Exhibit 10.7
Execution Version
PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of September 15, 2025 by and among BLACK ROCK COFFEE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each Loan Party party hereto, and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Borrower and each Loan Party party hereto, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
The Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of September 15, 2025 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.
ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.2.    Terms Defined in UCC. Terms defined in Article 8 or Article 9 of the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:
“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within the United States.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Collateral” shall have the meaning set forth in Article II.
“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Commercial Tort Claims” means the commercial tort claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit H.
“Commodity Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Commodity Contracts” shall have the meaning set forth in Article 9 of the UCC.
“Confirmatory Grant” shall have the meaning set forth in Section 3.10(e).
“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Documents” shall have the meaning set forth in Article 9 of the UCC.
“Equipment” shall have the meaning set forth in Article 9 of the UCC.
“Excluded Accounts” means (a) any Deposit Account, Securities Account or Commodities Account that (i) is used exclusively for the purpose of funding payroll or employee benefits, (ii) is used exclusively for paying taxes (including sales taxes), (iii) contains no (zero) balance, (iv) is an escrow account, trust account, fiduciary account or otherwise maintained solely for the benefit of third parties as cash collateral for obligations owing to such third parties or to establish or maintain escrow amounts for third-parties pursuant to transactions permitted hereunder, or (v) together with any other Deposit Accounts, Securities Accounts or Commodities Accounts that are excluded pursuant to this clause (v), has an average daily balance for any fiscal month of less than $1,000,000 individually and $2,500,000 in aggregate, and (b) any other Deposit Accounts, Securities Accounts and Commodities Accounts mutually agreed to be Excluded Accounts by the Administrative Agent and the Borrower in writing.
“Excluded Collateral” means, collectively, with respect to any Grantor, (a) Excluded Real Property, (b) assets in respect of which perfection of a security interest would result in a violation of applicable law; provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions or limitations, such assets shall automatically cease to constitute Excluded Collateral, (c) any rights or interests in any lease, license, permit or agreement or any property subject to such lease, license, permit or agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (d) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; provided that upon submission and acceptance by the U.S. Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such “intent to use” application shall be considered Collateral, (e) any motor vehicles, aircraft and other assets registered under or subject to a certificate of title (except to the extent a security interest therein may be perfected solely by filing a UCC financing statement), (f) the voting Equity Interests of any CFC or any Foreign Subsidiary Holdco, in excess of sixty-five percent (65%) of the voting Equity Interests thereof, (g) the assets of any CFC or any Foreign Subsidiary Holdco, and (h) any assets where the costs or other consequences (including any adverse tax consequences) of obtaining a security interest in such assets would be excessive in light of the practical benefit to the Lenders or the other Secured Parties to be afforded thereby (as mutually agreed by the Borrower and the Administrative Agent). Notwithstanding the foregoing, Excluded Collateral shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).
“Excluded Real Property” shall have the meaning set forth in the Credit Agreement.
“Event of Default” means an event described in Section 5.1.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Industrial Designs” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Industrial Designs, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Internet Domain Name” means all rights, title and interests (and all related IP Ancillary Rights) in or relating to internet domain names.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.
“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
“Lenders” means the lenders party to the Credit Agreement and their successors and permitted assigns.
“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Liabilities” mean all claims (including intraparty claims), actions, suits, judgments, demands, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Material Intellectual Property” shall have the meaning set forth in the Credit Agreement.
“Patents” mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
“Pledged Collateral” means all Instruments, Securities, Investment Property, and other Equity Interests of any issuer, in each case, which are now owned or hereafter acquired by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Secured Parties” shall have the meaning set forth in the Credit Agreement.
“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a financial institution, securities intermediary or other Person holding such Grantor’s securities or maintaining a securities account for such Grantor, and the Administrative Agent with respect to collection and control of all securities, balances and other assets held in a securities account maintained by such Grantor with such securities intermediary.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Security Agreement Supplement” means any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the Effective Date.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.
“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
“Trade Secrets” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.
“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
Each Grantor hereby pledges, assigns as collateral and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Documents;
(iv)    all Equipment;
(v)    all Fixtures;
(vi)    all General Intangibles;
(vii)    all Goods;

(viii)    all Instruments;
(ix)    all Intellectual Property;
(x)    all Inventory;
(xi)    all Investment Property;
(xii)    all cash or cash equivalents;
(xiii)    all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(xiv)    all Deposit Accounts, Securities Accounts and Commodity Accounts with any bank or other financial institution;
(xv)    all Commercial Tort Claims; and
(xvi)    all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding anything contained in this Security Agreement to the contrary, the term “Collateral” (or any other defined term or subcategory of assets that is used in such definition) shall not include any Excluded Collateral; provided, that if and when any property shall cease to be Excluded Collateral or Excluded Real Property, such property shall be deemed at all times from and after such date to constitute Collateral.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Secured Parties that:
3.1.    Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has the requisite power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by all necessary organizational or corporate actions and, if required, stockholder or other equity holder action, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit G, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing financing statements in such locations, subject only to Permitted Encumbrances and Liens permitted under Section 6.02(c) of the Credit Agreement.
3.2.    Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3.    Principal Location. Such Grantor’s mailing address, and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.
3.4.    Collateral Locations. All of such Grantor’s locations where Collateral is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (a) which are leased by such Grantor as lessee and designated in Part VII(b) of Exhibit A and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
3.5.    Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit B.
3.6.    Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, except as indicated in an Exhibit hereto or the Perfection Certificate delivered to the Administrative Agent, or been a party to any merger or consolidation, or been a party to any acquisition.
3.7.    Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor. Subject to the limitations contained in Section 4.16 herein, all action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, which may be updated by the Grantors from time to time in writing to the Administrative Agent, subject only to Liens permitted under Section 4.1(e).
3.8.    Accounts and Chattel Paper.
(a)    The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
(b)    With respect to its Accounts, all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper.
3.9.    Inventory. With respect to any of its Inventory (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Administrative Agent hereunder, for the benefit of the Administrative Agent and Secured Parties, and Permitted Encumbrances, (d) such Inventory is of good and merchantable quality, free from any defects (except for such defects as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), (e) such Inventory is not subject to any IP License, or other Contract or agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
3.10.    Intellectual Property.
(a)    Exhibit D contains a complete and accurate listing of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) all Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, in each case, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (A) the owner, (B) the title, (C) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (D) as applicable, the registration or application number and registration or application date and (E) any IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto. Such Grantor exclusively owns or is entitled to use pursuant to the terms of an IP License or other valid and enforceable right, all Intellectual Property necessary for the conduct of such Grantor’s business as currently conducted, except for such intellectual property the failure of which to own or license, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All of the registrations, issuances, applications for registration or applications for issuance of the Intellectual Property are in good standing and are recorded in the name of such Grantor.
(b)    On the Effective Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. None of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Documents or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor.
(c)    Such Grantor has taken or caused to be taken steps so that none of its Material Intellectual Property, the value of which to such Grantor is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of such Grantor who are parties to customary confidentiality and nondisclosure agreements with such Grantor. Each Person involved in the development or creation of any Material Intellectual Property has presently and irrevocably assigned any and all such Intellectual Property to such Grantor.
(d)    No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or exist to which such Grantor is bound that adversely affect such Grantor’s rights to own or use any Material Intellectual Property.
(e)    This Security Agreement is effective to create a valid and continuing Lien on such Grantor’s rights in and to Intellectual Property and, upon filing with the Applicable IP Office of the Confirmatory Grant of Security Interest in Copyrights, the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks (each, a “Confirmatory Grant”), and the filing of duly completed appropriate financing statements in the jurisdictions listed in Exhibit G hereto and the payment of all required recording and filing fees, all action necessary or desirable to protect and perfect the security interest in, to and on such Grantor’s rights in and to Intellectual Property, or IP Licenses have been taken and such fully perfected first priority security interest is held and enforceable by the Administrative Agent as such as against any and all creditors of and purchasers from such Grantor. Such Grantor has no interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights and IP Licenses for Copyrights identified in Exhibit D attached hereto which have been registered and recorded with the United States Copyright Office.
3.11.    Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit E together with the name and address of the record owner of each such property.
3.12.    No Financing Statements, Security Agreements, Intellectual Property Filings. No financing statement or security agreement or federal intellectual property filing describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements or federal intellectual property filings (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect of Permitted Encumbrances and Liens permitted under Section 6.02(c) of the Credit Agreement.
3.13.    Pledged Collateral.
(a)    Exhibit F sets forth a complete and accurate list of all of the Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit F as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Permitted Encumbrances. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a Securities Account Control Agreement pursuant to which the Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.
(b)    In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security

Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
(c)    Except as set forth in Exhibit F, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.
ARTICLE IV
COVENANTS
From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:
4.1.    General.
(a)    Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.
(b)    Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements or amendments thereto, federal intellectual property filings with the Applicable IP Office and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
(c)    Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the

Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder or under Section 6.02 of the Credit Agreement.
(d)    Disposition of Collateral. Such Grantor will not sell, lease or otherwise Dispose of the Collateral except for Dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement in favor of the Administrative Agent, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.
(f)    Other Financing Statements. Such Grantor will not authorize the filing of any financing statement or federal IP filings naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted under Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement filed by or on behalf of the Administrative Agent or amendment or termination statement with respect to any financing statement filed by or on behalf of the Administrative Agent without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
(g)    Locations. Such Grantor will not (i) maintain any material Collateral owned by it at any location other than those locations listed on Exhibit A or disclosed to Administrative Agent pursuant to clause (ii) of this clause (g), (ii) otherwise change, or add to, such locations without the Administrative Agent’s prior written consent as required herein or by the Credit Agreement (and if the Administrative Agent gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.
(h)    Compliance with Terms. Such Grantor will perform and comply with all material obligations in respect of the Collateral owned by it and all material agreements to which it is a party or by which it is bound relating to such Collateral.
4.2.    Receivables.
(a)    Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts in accordance with its present policies and in the ordinary course of business.
(b)    Collection of Receivables. Except as otherwise provided in this Security Agreement and in the Credit Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.
(c)    Delivery of Invoices. Such Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.
(d)    Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all

“transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.3.    Inventory and Equipment.
(a)    Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.
(b)    Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s material Equipment constituting Collateral.
4.4.    Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral, (c) upon the Administrative Agent’s written request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Each Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.
4.5.    Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities or other types of Pledged Collateral not represented by certificates which, in each case, constitute Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement giving the Administrative Agent Control.
4.6.    Pledged Collateral.
(a)    Changes in Capital Structure of Issuers. Except as otherwise permitted by the Credit Agreement, such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and Dispositions permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b)    Issuance of Additional Securities. Except as permitted by the Credit Agreement, such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or another Loan Party.
(c)    Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders.
(d)    Exercise of Rights in Pledged Collateral.
(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in any material respect of such Pledged Collateral.
(ii)     Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, upon prior or concurrent written notice, to exercise all voting rights or other rights relating to the Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.
(iii)    Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.
(iv)    All Excluded Payments and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(e)    Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.
4.7.    Intellectual Property.

(a)    After any change to Exhibit D (or the information required to be disclosed thereon), the applicable Grantor shall provide the Administrative Agent notification thereof in the next compliance certificate required to be delivered under the Credit Agreement and, to the extent applicable, the respective Confirmatory Grant as described in this Section 4.7 and any other documents that Administrative Agent reasonably requests with respect thereto.
(b)    Such Grantor shall (and shall cause all its licensees to) (i) (A) continue to use each Trademark included in the Material Intellectual Property owned by it in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Security Agreement and (ii) not do any act or omit to do any act whereby (A) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (D) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.
(c)    Such Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark, Copyright, or other Material Intellectual Property owned by it may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Patent, Trademark, Copyright or other Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property owned by it.
(d)    Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall, subject to such Grantor’s reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and, after the occurrence and during the continuation of an Event of Default, shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Material Intellectual Property.
(e)    Such Grantor shall execute and deliver to the Administrative Agent the respective Confirmatory Grant for all Copyrights, Trademarks and Patents of such Grantor, which shall be in form and substance reasonably acceptable to the Administrative Agent and suitable for filing in the Applicable IP Office.
(f)    Such Grantor shall take all reasonable actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property owned by it (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.
4.8    Commercial Tort Claims. Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the UCC) acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.
4.9.    Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, it shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, unless the Administrative Agent otherwise consents, cause the issuer and/or confirmation bank to (a) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (b) agree to direct all payments thereunder to a Deposit Account maintained with Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.
4.10.    Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.
4.11.    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or any other Loan Document, now or hereafter existing, or at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies, in each case to the extent such right, power or remedy is exercised in accordance herewith and in accordance with applicable law.
4.12.    Insurance.
(a)    In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be reasonably acceptable to the Administrative Agent and at a minimum comply with applicable Flood Laws.
(b)    Each Grantor shall comply with the insurance requirements set forth in the Credit Agreement. All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as lender’s loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Administrative Agent (or in the case of cancellation for non-payment of premium, ten (10) days prior written notice given to the Administrative Agent).

(c)    All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain or maintain any insurance as required by this Section or the Credit Agreement, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from a Grantor’s failure to maintain such insurance or pay any premiums therefor.
4.13.     Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where (a) Collateral with fair market value in excess of $500,000 in the aggregate is stored or located, (b) material books and records are stored or located or (c) where the chief executive office or business headquarters of any Loan Party is located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.
4.14.    Deposit Account Control Agreements and Securities Account Control Agreements. Such Grantor will provide to the Administrative Agent promptly upon the Administrative Agent’s request, a Deposit Account Control Agreement or a Securities Account Control Agreement (as applicable) duly executed on behalf of each bank, financial institution or other Person holding a Deposit Account or a Securities Account (as applicable) of such Grantor as set forth in this Security Agreement, other than an Excluded Account.
4.15.    Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty (30) days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (i) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (ii) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S. Such Grantor shall not change its fiscal year which currently ends on December 31st.
4.16.    Limitation on Perfection Actions. Notwithstanding anything contained in this Security Agreement, no Grantor shall be required to take any action under the Loan Documents with respect to the perfection of Liens in favor of the Administrative Agent for the benefit of the Secured Parties in the following Collateral: (a) letter-of-credit rights, except to the extent constituting supporting obligation for other Collateral, with a face amount less than $1,000,000 individually, or $2,500,000 in the aggregate for all such letter-of-credit rights, and (b) Commercial Tort Claims in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) less than $1,000,000 individually, or $2,500,000 in the aggregate for all such Commercial Tort Claims, in each case of (a) and (b) above, beyond the filing of UCC financing statements.
ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
5.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)    Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.
(b)    Any Grantor shall fail to observe or perform any of the terms or provisions of Article IV.
(c)    Any Grantor shall fail to observe or perform any of the terms or provisions of this Security Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V), and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of knowledge of such breach or notice thereof from the Administrative Agent.
(d)    The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.
(e)    Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.
5.2.    Remedies.
(a)    Upon the occurrence of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:
(i)    those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;
(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
(iii)    give notice of sole control or any other instruction under any Deposit Account Control Agreement, Securities Account Control Agreement or any other control agreement and take any action therein with respect to such Collateral;
(iv)    without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to inventory, collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
(v)    concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
(b)    The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)    The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.
(d)    Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e)    Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
(g)    If, after the Credit Agreement has terminated by its terms and all of the Obligations have been Paid in Full, there remain Swap Agreement Obligations outstanding, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.
5.3.    Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of a Default, each Grantor will:
(a)    assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;
(b)    permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy;
(c)    prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance reasonably satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may reasonably specify;
(d)    take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and
(e)    at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
5.4.    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies following the occurrence and during the continuation of an Event of Default (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive worldwide license or sublicense, as applicable (exercisable without payment of royalty or other compensation to any Grantor), including in such license the right to use, license, sublicense, practice or otherwise exercise such Grantor’s rights in and to any Intellectual Property (whether or not Collateral) now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Patent or Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
6.1.    Account Verification. The Administrative Agent may at any time after the occurrence and during the continuation of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
6.2.    Authorization for Administrative Agent to Take Certain Action.
(a)    Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact, subject to Section 6.2(b), (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iii) in the case of any Intellectual Property owned by or licensed to a Grantor, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates which, in each case, constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Liens that are permitted under Section 6.02 of the Credit Agreement), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(v) and Section 6.2(a)(xv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.
6.3.    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), SOLELY UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.
6.4.    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE PRIMARILY RESULTED FROM SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN PERFORMING ITS ACTIVITIES OR FURNISHING ITS SERVICES UNDER THIS SECURITY AGREEMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
GENERAL PROVISIONS
7.1    Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Article VIII, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as found by a final, non-appealable judgment of a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
7.2.    Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent to (a) fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.
7.3.    Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the

Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
7.4.    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
7.5    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, 5.4 or 7.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.
7.6.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise Dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise Dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.
7.7.    No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantors therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.
7.8.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
7.9    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
7.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.
7.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
7.12.    Taxes and Expenses. The expense reimbursement provisions set forth in the Credit Agreement are incorporated herein by reference as if such provisions were set forth herein, mutatis mutandis.
7.13.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
7.14.    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been Paid in Full.
7.15.    Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.
7.16.    CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
7.17.    CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION

OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
7.18.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
7.19.    Indemnity. Subject to the limitations set forth in Section 9.03(c) of the Credit Agreement, each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, officers, directors, advisors, agents and employees, from and against any and all liabilities, losses, claims (including intraparty claims), demands, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, officers, directors, advisors, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement).
7.20.    Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Subject to the terms of the Credit Agreement, delivery of an executed counterpart of a signature page of this Security Agreement that is an Electronic Signature (as defined in the Credit Agreement) transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.
ARTICLE VIII
NOTICES
8.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.
8.2.    Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE IX
THE ADMINISTRATIVE AGENT
JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

BLACK ROCK COFFEE HOLDINGS, LLC

By:	/s/ Rodd Booth
Name: Rodd Booth
Title: Chief Financial Officer

BLACK ROCK COFFEE BAR, LLC
BLACK ROCK STORE OPERATIONS LLC
BLACK ROCK DEVELOPMENT, LLC
BLACK ROCK ROASTING, LLC

By: Black Rock Coffee Holdings, LLC,
its Manager

By:	/s/ Rodd Booth
Name: Rodd Booth
Title: Chief Financial Officer

BRSO PNW XX, LLC

By: Black Rock Store Operations LLC,
its Manager

By: Black Rock Coffee Holdings, LLC,
its Manager

By:	/s/ Rodd Booth
Name: Rodd Booth
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ John Discepola
Name: Rodd Booth
Title: Authorized Signatory